EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002:

I, Kyle Kennedy, the undersigned Chief Executive Officer of Seafarer Exploration Corp. (the “Company”), hereby certifies, based on my knowledge, that the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”):

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 22, 2025

/s/ Kyle Kennedy
Kyle Kennedy
Chief Executive Officer
(Principal Executive Officer and acting Principal Accounting Officer)